UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
March 28, 2018

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
On March 28, 2018, Plantronics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Triangle Private Holdings II, LLC (“Triangle”) and Polycom, Inc. (“Polycom”), pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein, the Company will purchase from Triangle all of the issued and outstanding shares of capital stock of Polycom (the “Transaction”).
The aggregate purchase price for the Transaction is $2.0 billion, of which $1.638 billion will be paid in cash (the “Cash Consideration”) and the remaining $362 million will be paid in the form of 6,352,201 shares of common stock of the Company (the “Stock Consideration”) representing a 19.1% equity interest in the Company before giving effect to the issuance (approximately 16.0% after giving effect to the issuance). The Purchase Agreement also contains a working capital adjustment. The Company has obtained committed debt financing from Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, which, combined with cash on hand, will enable the Company to consummate the Transaction. The Transaction is not subject to a financing condition.
The Purchase Agreement includes representations, warranties and covenants by the respective parties. Completion of the transactions contemplated by the Purchase Agreement is subject to common closing conditions for transactions of this type including, among others: (1) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (2) regulatory approval in certain specified jurisdictions, including antitrust regulatory approval in Germany and Russia, and (3) the binding of a representations and warranties insurance policy. The Transaction does not require approval by the stockholders of the Company.
The Purchase Agreement also contains certain termination rights for each of the Company and Triangle if any of the conditions to closing have not been satisfied or if the Transaction has not been consummated on or prior to September 28, 2018. In addition, the Purchase Agreement provides for indemnification rights in favor of the Company including with respect to certain specified liabilities, including those relating to certain legal and regulatory enforcement matters.
Stockholder Agreement
In connection with, and as a condition to the consummation of, the Transaction, the Company will enter into a Stockholder Agreement (the “Stockholder Agreement”) with Triangle. Pursuant to the Stockholder Agreement, the Company will be required to file a shelf registration statement by which the holders of Stock Consideration may sell their shares in one or more registered offerings. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements that the Company may file. The Company will be subject to obligations regarding the registration of the Stock Consideration, the maintenance of an active shelf registration statement and the offer and resale of the Stock Consideration by the holders. Triangle will also receive certain preemptive rights to acquire additional Company securities.
Pursuant to the Stockholder Agreement, Triangle and its affiliates will agree not to transfer any of their shares of Company common stock from the closing of the Transaction until the day that is one year after the closing. Following the expiration of this initial period, Triangle will be able to sell up to one-third of its shares until the eighteen-month anniversary of the closing, up to two-thirds of its shares prior to the two-year anniversary of the closing and all of its remaining shares following the two-year anniversary of closing.
The Stockholder Agreement will also provide that the board of directors of the Company (the “Board”) will appoint two representatives of Triangle to the Board at the closing of the Transaction and continue to nominate up to two Triangle representatives for election to the Board based on Triangle’s percentage ownership of the Company and the overall size of the Board (assuming that the Company has 11 or fewer directors). The Triangle representatives selected for appointment or nomination to the Board will be subject to the prior approval of the Company.
The Stockholder Agreement will contain a standstill provision applicable to Triangle that will extend for three years and thereafter for so long as a Triangle representative serves on the Company’s Board. Among other things, Triangle will be subject to a voting agreement requiring it to vote in favor of the Board’s director nominees.

The foregoing description of the Purchase Agreement, the Stockholder Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference, and the Stockholder Agreement, which is attached as Exhibit 11.2(l) to the Purchase Agreement and is incorporated herein by reference.
Item 3.02     Unregistered Sales of Equity Securities.
The information contained in Item 1.01 is hereby incorporated into this Item 3.02. The Company will issue the Stock Consideration in connection with the closing of the Transaction in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.
Item 7.01    Regulation FD Disclosure.
On March 28, 2018, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits.
The following exhibits are filed as part of this Current Report on Form 8-K

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated March 28, 2018, among Plantronics, Inc., Triangle Private Holdings II, LLC and Polycom, Inc.
99.1	Press release issued by Plantronics, Inc. on March 28, 2018, entitled "Plantronics to Acquire Polycom for $2 Billion"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 28, 2018	PLANTRONICS, INC.

		By:	/s/ Mary Huser
		Name:	Mary Huser
		Title:	Senior Vice President, General Counsel and Corporate Secretary